AMENDMENT NO. 1
                      TO AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

     AMENDMENT NO. 1 to the Amended and Restated Expense Limitation Agreement, dated as of May 1, 2002, by and between Met Investors Advisory LLC (the "Manager") and Met Investors Series Trust (the "Trust").

     The Manager and the Trust hereby agree to modify and amend the Amended and Restated Expense Limitation Agreement effective as of October 9, 2001 (the "Agreement") between Met Investors Advisory Corp. (now known as Met Investors Advisory LLC) and the Trust as follows:

1. New Portfolio The Manager and the Trust have determined to add the Third Avenue Small Cap Value Portfolio ("New Portfolio") to the Agreement on the terms and conditions contained in the Agreement, and at the level of the expense limitation applicable to the New Portfolio as set forth in the attached schedule.

2. Schedule A Schedule A to the Agreement, which sets forth the Portfolios of the Trust, is hereby replaced in its entirety by the Amendment No. 1 to Schedule A attached hereto.

3. Term and Termination of Agreement The Term and Termination provisions of this Agreement are amended as follows:

     This Agreement shall continue in effect with respect to all of the Portfolios set forth in Amendment No. 1 to Schedule A until April 30, 2003, and shall thereafter continue in effect with respect to each Portfolio from year to year provided such continuance is specifically approved by a majority of the Trustees of the Trust who (i) are not "interested persons" of the Trust or any other party to this Agreement, as defined in the 1940 Act, and (ii) have no direct or indirect financial interest in the operation of this Agreement ("Independent Trustees"). Nevertheless, this Agreement may be terminated by either party hereto, without payment of any penalty, upon ninety (90) days' prior written notice to the other party at its principal place of business; provided that, in case of termination by the Trust, such action shall be authorized by resolution of a majority of the Independent Trustees of the Trust or by a vote of a majority of the outstanding voting securities of the Trust.

     Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

     In WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 1 as of the date first above set forth.

    MET INVESTORS SERIES TRUST                MET INVESTORS ADVISORY LLC
    ON BEHALF OF EACH OF
    ITS PORTFOLIOS

    By: ________________________              By: ________________________
             Elizabeth M. Forget                       Elizabeth M. Forget
             President                                 President


                             AMENDMENT NO. 1

                               SCHEDULE A
                 MAXIMUM ANNUAL OPERATING EXPENSE LIMITS

This Agreement relates to the following Portfolios of the Trust:

                                                             Maximum Annual
Name of Portfolio                                        Operating Expense Limit
J.P. Morgan Quality Bond Portfolio                                0.60%
J.P. Morgan Enhanced Index Portfolio                              0.65%
J.P. Morgan International Equity Portfolio                        1.05%
Lord Abbett Bond Depenture Portfolio                              0.70%
Lord Abbett Mid-Cap Value Portfolio                               0.90%
Lord Abbett Developing Growth Portfolio                           0.95%
Lord Abbett Growth and Income Portfolio                           0.65%
Lord Abbett Growth Opportunities                                  0.85%
PIMCO Money Market                                                0.50%
PIMCO Total Return                                                0.65%
PIMCO Innovation                                                  1.10%
Oppenheimer Capital Appreciation                                  0.75%
MFS Mid Cap Growth                                                0.80%
MFS Research International                                        1.00%
Janus Aggressive Growth                                           0.85%
Met/Putnam Research                                               0.85%
Met/AIM Small Cap Growth                                          1.05%
Met/AIM Mid Cap Equity                                            0.90%
State Street Research Concentrated International                  1.10%
Third Avenue Small Cap Value                                      0.95%